Exhibit 99.1

AMCON Distributing Company Reports Fully Diluted Earnings Per Share of $1.73 for the Quarter Ended June 30, 2014

OMAHA, Neb.--(BUSINESS WIRE)--July 17, 2014--AMCON Distributing Company (“AMCON”) (NYSE MKT:DIT), an Omaha, Nebraska based consumer products company is pleased to announce fully diluted earnings per share of $1.73 on net income available to common shareholders of $1.2 million for the fiscal quarter ended June 30, 2014.

“We continue to make progress on our facility expansion at our branch in Rapid City. When completed, our northern customers will benefit from our enhanced foodservice capabilities,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. Atayan also noted, “The reach and intellectual capital embedded within our wholesale business is considerable. We are exploring different ways to leverage and monetize those competencies. We believe the independent c-store channel is hungry for solutions as they aggressively compete for business with larger chains. We feel that we play an important role in providing many of these higher margin solutions in areas such as information technology and category management.”

Our wholesale distribution segment reported revenues of $314.1 million and operating income before depreciation and amortization of $4.1 million for the third fiscal quarter of 2014. The retail health food segment reported revenues of $8.5 million and operating income before depreciation and amortization of $0.3 million for the same period.

“We continue to monitor development of the e-cigarette and vaping category which is growing both within the c-store channel and through other retail channels and is attracting additional scrutiny from regulators. We currently offer a full range of e-cigarette and vaping products and will modify our approach to this product category as market conditions change,” said Kathleen M. Evans, President of AMCON’s wholesale distribution segment.

“The growth in the natural foods retail industry has led to a significant number of new competitors in our Midwestern markets. We have implemented our response to this competition and are carefully evaluating our product mix while seeking operating additions and consolidations where appropriate, all within the context of delivering a high level of customer service and satisfaction,” said Eric Hinkefent, President of AMCON’s retail health food segment.

“We continue to utilize our balance sheet strength to deliver on key corporate objectives. During the quarter, we negotiated the repurchase of 8,830 shares of common stock in a private transaction while at the same time closing on a second small acquisition in North Dakota. The recent North Dakota acquisitions and capital expenditures for the Rapid City facility expansion improve our market penetration in the growing Dakota markets. We closed the June 30, 2014 quarter with shareholders’ equity of $53.7 million and consolidated debt of $25.3 million,” said Andrew Plummer, AMCON’s Chief Financial Officer.

AMCON is a leading wholesale distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and chilled foods, and health and beauty care products with locations in Illinois, Missouri, Nebraska, North Dakota, South Dakota and Tennessee. AMCON also operates sixteen (16) health and natural product retail stores in the Midwest and Florida. The retail stores operate under the names Chamberlin's Market & Cafe www.chamberlins.com and Akin’s Natural Foods Market www.akins.com.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Balance Sheets
June 30, 2014 and September 30, 2013

	June	September
	2014	2013
	(Unaudited)
ASSETS
Current assets:
Cash	$333,751	$275,036
Accounts receivable, less allowance for doubtful accounts of $1.2 million and $1.1 million at June 2014 and September 2013, respectively	29,699,236	28,383,205
Inventories, net	48,639,828	46,125,187
Deferred income taxes	1,652,702	1,831,933
Prepaid and other current assets	7,050,381	5,001,992
Total current assets	87,375,898	81,617,353

Property and equipment, net	13,944,111	13,088,859
Goodwill	6,349,827	6,349,827
Other intangible assets, net	4,547,228	4,820,978
Other assets	465,990	497,882
	$112,683,054	$106,374,899
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,447,785	$15,859,636
Accrued expenses	7,114,393	6,714,444
Accrued wages, salaries and bonuses	3,105,187	2,754,136
Income taxes payable	332,604	1,922,351
Current maturities of long-term debt	338,595	998,788
Total current liabilities	27,338,564	28,249,355

Credit facility	21,164,401	14,841,712
Deferred income taxes	3,569,713	3,327,010
Long-term debt, less current maturities	3,821,735	4,076,892
Other long-term liabilities	141,014	239,396
Series A cumulative, convertible preferred stock, $.01 par value 100,000 shares authorized and issued, and a total liquidation preference of $2.5 million at both June 2014 and September 2013	2,500,000	2,500,000
Series B cumulative, convertible preferred stock, $.01 par value 80,000 shares authorized, 16,000 shares issued and outstanding at both June 2014 and September 2013, and a total liquidation preference of $0.4 million at both June 2014 and September 2013	400,000	400,000

Shareholders’ equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized, 116,000 shares outstanding and issued in Series A and B referred to above	—	—
Common stock, $.01 par value, 3,000,000 shares authorized, 602,602 shares outstanding at June 2014 and 623,115 shares outstanding at September 2013	6,677	6,543
Additional paid-in capital	13,577,433	12,502,135
Retained earnings	46,112,791	43,532,812
Treasury stock at cost	(5,949,274)	(3,300,956)
Total shareholders’ equity	53,747,627	52,740,534
	$112,683,054	$106,374,899

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Operations
for the three and nine months ended June 30, 2014 and 2013

	For the three months		For the nine months
	ended June		ended June
	2014	2013	2014	2013
Sales (including excise taxes of $100.4 million and $100.2 million, and $283.5 million and $285.4 million, respectively)	$322,647,624	$316,031,197	$900,694,969	$892,817,669
Cost of sales	303,353,020	296,220,406	844,139,340	835,480,069
Gross profit	19,294,604	19,810,791	56,555,629	57,337,600

Selling, general and administrative expenses	16,295,082	16,065,285	48,599,519	47,351,952
Depreciation and amortization	557,736	598,061	1,810,610	1,791,708
	16,852,818	16,663,346	50,410,129	49,143,660
Operating income	2,441,786	3,147,445	6,145,500	8,193,940

Other expense (income):
Interest expense	228,827	309,445	753,446	874,489
Other (income), net	(37,473)	(49,487)	(106,659)	(225,682)
	191,354	259,958	646,787	648,807
Income from operations before income tax expense	2,250,432	2,887,487	5,498,713	7,545,133
Income tax expense	990,000	1,255,000	2,419,000	3,236,000
Net income	1,260,432	1,632,487	3,079,713	4,309,133
Preferred stock dividend requirements	(48,643)	(48,642)	(145,928)	(156,041)
Net income available to common shareholders	$1,211,789	$1,583,845	$2,933,785	$4,153,092

Basic earnings per share available to common shareholders	$2.00	$2.54	$4.79	$6.67
Diluted earnings per share available to common shareholders	$1.73	$2.19	$4.18	$5.73

Basic weighted average shares outstanding	605,319	623,115	613,032	622,833
Diluted weighted average shares outstanding	729,978	744,732	736,531	751,946

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Cash Flows
for the nine months ended June 30, 2014 and 2013

	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,079,713	$4,309,133
Adjustments to reconcile net income from operations to net cash flows from operating activities:
Depreciation	1,536,860	1,517,958
Amortization	273,750	273,750
Gain on sale of property and equipment	(42,745)	(72,318)
Equity-based compensation	1,025,694	971,954
Deferred income taxes	421,934	449,188
Provision for losses on doubtful accounts	63,000	80,000
Provision for losses on inventory obsolescence	15,878	54,028
Other	(6,034)	(6,034)

Changes in assets and liabilities:
Accounts receivable	(1,379,031)	(2,852,651)
Inventories	(1,572,589)	(9,827,717)
Prepaid and other current assets	(2,048,389)	(1,622,018)
Other assets	31,892	55,753
Accounts payable	598,939	(1,070,612)
Accrued expenses and accrued wages, salaries and bonuses	805,286	525,856
Income tax payable	(1,589,747)	(1,096,612)
Net cash flows from operating activities	1,214,411	(8,310,342)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2,337,626)	(1,808,206)
Proceeds from sales of property and equipment	47,969	144,841
Acquisition	(996,803)	—
Net cash flows from investing activities	(3,286,460)	(1,663,365)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings on bank credit agreements	6,322,689	13,697,657
Principal payments on long-term debt	(915,350)	(883,923)
Repurchase of Series B Convertible Preferred Stock and common stock	(2,648,318)	(2,572,085)
Dividends paid on convertible preferred stock	(145,928)	(156,041)
Dividends on common stock	(353,806)	(352,406)
Proceeds from exercise of stock options	—	1,180
Withholdings on the exercise of equity-based awards	(128,523)	(74,610)
Net cash flows from financing activities	2,130,764	9,659,772

Net change in cash	58,715	(313,935)

Cash, beginning of period	275,036	491,387
Cash, end of period	$333,751	$177,452

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$751,909	$851,665
Cash paid during the period for income taxes	3,586,813	3,883,424

Supplemental disclosure of non-cash information:
Equipment acquisitions classified as accounts payable	62,414	21,248
Issuance of common stock in connection with the vesting and exercise of equity-based awards	1,154,869	1,389,258
Conversion by holder of Series B Convertible Preferred Stock to common stock	—	100,000
Common stock acquired with other consideration	—	760,871

CONTACT:
AMCON Distributing Company
Christopher H. Atayan, 402-331-3727